[AK LETTERHEAD]

Exhibit 5.1 Opinion

July 28, 2008

Axion Power International, Inc.
3601 Clover Lane
New Castle PA 16105

Ladies and Gentlemen:

We have acted as special counsel to Axion Power International, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 (Registration No. 333-150901), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale of 2,782,837 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), issued by the Company.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein and the documents incorporated by reference therein, (ii) the Company’s certificate of incorporation, as amended to date, (iii) the Company’s by-laws, as amended to date, and (iv) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies.

Based upon and subject to the foregoing and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Common Stock has been duly authorized and is validly issued, fully paid and nonassessable.

Axion Power International, Inc.
July 28, 2008

We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are “experts” under the Securities Act or under the rules and regulations of the Commission relating thereto with respect to any part of the Registration Statement. This opinion speaks as of its date, and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after such time as the Registration Statement becomes effective.

Very truly yours,

/s/ Andrews Kurth LLP